                                   Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations                                                                                      Trade Relations
Tim McCauley                                                                                       Brian Wolfenden
Director of Business Planning & Investor Relations                                              Director of Marketing Communications
(203) 769-8054                                                                                       (603) 594-8585, ext. 3435
tmccauley@presstek.com                                                                                   bwolfenden@presstek.com

PRESSTEK REPORTS IMPROVED 2010 SECOND QUARTER OPERATING PROFITS

•	75DI digital offset press draws large crowds at the IPEX tradeshow in the UK
•	Year-on-year CTP plate and DI plate revenue growth of 8% and 4%, respectively
•	18% reduction in Operating expenses excluding special charges
•	$2.3 million improvement in year-on-year adjusted EBITDA

Greenwich, CT – August 9, 2010 – Presstek, Inc. (NASDAQ: PRST), a leading supplier of digital offset printing solutions to the printing and communications industries, today reported financial and operating results for the second quarter ended July 3, 2010.  In the quarter, the Company reported adjusted EBITDA of $0.3 million, an improvement of $2.3 million when compared to the second quarter of 2009.  Excluding the one-time costs of the IPEX tradeshow, which occurs once every four years, adjusted EBITDA would have been $0.7 million, or an improvement of $2.8 million from the prior year’s second quarter.  (See “Information Regarding Non-GAAP Measures”)

In May 2010 the Company previewed its new 75DI digital offset press at the IPEX tradeshow in the United Kingdom to considerable interest and favorable reviews from the industry.  The Presstek 75DI with its revolutionary 6-minute job-to-job turnaround, high quality output and expanded sheet size fits perfectly within the Company’s up-market strategy.  The 75DI has been engineered to produce pages at a manufacturing cost of below a penny per page.  This new press, which will be commercially available in 2011, will increase efficiency and provide improved productivity and profitability for Presstek’s customers.

The Company reported total revenue of $31.6 million in the second quarter of 2010, a decline of 6% from the amount reported in the second quarter of 2009.  The Company had an operating loss of $1.8 million in the second quarter of 2010, a $21.0 million improvement from a loss of $22.7 million in the 2009 second quarter.  Excluding a one-time $19.1 million charge for the write-off of goodwill in the second quarter of 2009, operating income improved by $1.9 million from 2009 levels.  During the second quarter of 2010, the Company incurred a net loss from continuing operations of $1.8 million, or $0.05 per share, compared to a net loss from continuing operations of $39.9 million, or $1.09 per share, in the second quarter of 2009.   The 2009 second quarter results included the one-time charges for the write-off of goodwill and deferred tax assets of $19.1 million and $16.8 million, respectively.  Excluding those special charges the 2010 net loss from continuing operations represents an improvement of $2.1 million versus the 2009 second quarter. (See “Information Regarding Non-GAAP Measures”)

“We have now achieved positive adjusted EBITDA levels in each of our last three quarters and we were pleased to see the continuing development of our “growth” consumables of CTP and DI plates which increased 8% and 4%, respectively, versus the prior year’s quarter,” said Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson.  “However, during the quarter we saw a reluctance by our North American base of small to mid-sized customers to make capital equipment purchases primarily due to reduced access to financing and an increased skepticism that the US economic recovery was sustainable in the near term.  Operationally, we continue to reap the benefits of our operational discipline as our adjusted EBITDA improved $2.3 million in the quarter compared to the 2009 quarter.”

Second Quarter 2010 Financial Results
Total revenue in the second quarter of 2010 was $31.6 million, a decrease of $1.9 million from the second quarter of 2009.

•
Equipment revenue decreased $0.5 million to $4.7 million in the second quarter of 2010, compared with $5.2 million for the same period last year.  The decrease versus the prior year’s quarter is due primarily to a reduction in DI press revenue of $1.0 million and a decline of CTP platesetter revenue of $0.5 million; offset by an increase in traditional equipment during the quarter.

•
Consumables revenue totaled $20.7 million in the second quarter of 2010, compared with $21.1 million for the same period last year.  Increases in the “growth” thermal CTP plates and DI plates of 8 percent and 4 percent, respectively, were more than offset by reductions in the Company’s “traditional” product categories.

•
Service revenue declined approximately 15 percent to $6.1 million in the second quarter of 2010 compared to the year ago quarter primarily due to the impact of the overall decrease in equipment placements and a general trend by customers to delay service calls and maintenance to save money in a difficult economy.

Gross margin percent for the second quarter of 2010 was 32.6% compared to 32.9% in the second quarter of 2009.    The reduction versus the second quarter of 2009 was due primarily to the negative impact of reduced equipment manufacturing productivity and lower service margins caused by reduced equipment placements and service calls; partially offset by improved consumable margins, which increased to 46.4% in the quarter.

Second quarter 2010 operating expenses of $12.0 million represented a reduction of $21.7 million from the second quarter of 2009.  Excluding the impact of the one-time write-off of goodwill in the second quarter of 2009, operating expenses declined by $2.6 million, or 18%.  The decline in operating expenses was primarily related to reduced payroll costs, professional service fees and travel expenses; offset partially by increased non-cash stock compensation expenses and the cost of the IPEX tradeshow, which caused an increase in operating expenses of $0.4 million in the 2010 second quarter.

Debt net of cash totaled $8.8 million at the end of the second quarter, a reduction of $4.3 million versus the second quarter of 2009.  The primary cause of the decrease from the prior year level was the proceeds received from the sale of our Lasertel subsidiary in the first quarter of 2010; partially offset in the 2010 second quarter by increases in working capital, primarily related to increased inventory levels to meet the anticipated demand for the Company’s “growth” products and the timing of European equipment installations.

“We continue to be committed to maintaining a proper balance of maximizing cash generation from operations while investing strategically in our long-term growth initiatives,” said Presstek Executive Vice President and Chief Financial Officer, Jeff Cook. “While our debt net of cash did increase sequentially, it increased within the range of our expectations and we continue to be vigilant in our efforts to drive the future growth of our business in a managed and controlled way.  Even with the decline in revenue in the quarter we were able to remain EBITDA positive due to our strong cost containment discipline.”

“While we are disappointed that the global economic recovery is taking longer than expected, we are pleased with the “growth” consumables ramp up, our operating expense discipline and our year-on-year adjusted EBITDA improvement,” commented Jacobson.  “We are confident in our growth strategy.  We have expanded our product portfolio with thirteen new and innovative products that allow us to move up-market, expanded our geographic reach beyond our US and UK strongholds and optimized our cost structure.  We have the products and resources in place to drive our strategy and we continue to be confident that following this downturn we will emerge as a leader in the graphics industry.  As we’ve said many times before, future top-line growth, particularly in consumables, will provide strong bottom line results as we leverage our optimized cost structure.”

Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures, including operating expenses excluding special charges; operating loss excluding special charges; adjusted EBITDA; adjusted EBITDA excluding the IPEX tradeshow cost; net loss from continuing operations excluding special charges; working capital excluding short-term debt; debt net of cash; and other GAAP measures adjusted for certain charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.  Supplemental financial information has been provided with this release to provide additional details on the Company's performance.

Conference Call and Webcast Information
Management will discuss Presstek's second quarter 2010 results in a conference call on Monday, August 9, 2010 at 10:30 a.m. Eastern Time.  Conference call information is below:

Conference Call Access:
Domestic Dial In: (800) 638-5439
International Dial In: (617) 614-3945
Passcode:  13576021

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Monday, August 9, 2010 at 1:30 PM Eastern Time until Monday, August 16, 2010 at 11:59 PM Eastern Time.

Rebroadcast Access:
Domestic Dial In: (888) 286-8010
International Dial In: (617) 801-6888
Passcode: 77692840

An archived webcast of this conference call will also be available on the "Investor Events Calendar" page of the Company's web site, www.presstek.com.

About Presstek
Presstek, Inc. is a leading supplier of digital offset printing solutions to the printing and communications industries.  Presstek’s DI® digital offset solutions bridge the gap between toner and conventional offset printing, enabling printers to cost effectively meet increasing customer demand for high quality, short run color printing with a fast turnaround time while providing improved profit margins. The Company’s CTP portfolio ranges from two-page to eight-page systems, many of which are fully automated.  These systems support Presstek’s line of chemistry-free plates as well as Aeon, a no preheat thermal plate which offers run lengths up to one million impressions. Presstek also offers a range of workflow solutions, pressroom supplies, and reliable service. Presstek is well positioned to support print environments of any size on a worldwide basis. Visit www.Presstek.com or call +1.603.595.7000 for more information.
DI is a registered trademark of Presstek, Inc.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy and the ability of the Company to execute the strategy with its product portfolio, and the ability of the Company to achieve its stated objectives.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to: the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the Company’s customers, market acceptance of and demand for the Company's products and resulting revenue and adjusted EBITDA, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), and other risks and uncertainties detailed in the Company's 2009 Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)
	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009
Revenue
Equipment	$4,737	$5,213	$11,130	$10,200
Consumables	20,728	21,111	42,223	43,020
Service and parts	6,142	7,186	12,745	14,750
Total revenue	31,607	33,510	66,098	67,970

Cost of revenue
Equipment	5,249	5,171	11,347	9,863
Consumables	11,115	11,936	22,961	23,621
Service and parts	4,947	5,367	10,101	11,356
Total cost of revenue	21,311	22,474	44,409	44,840

Gross profit	10,296	11,036	21,689	23,130

Operating expenses
Research and development	972	1,164	2,053	2,424
Sales, marketing and customer support	5,780	6,884	11,064	13,249
General and administrative	5,055	6,321	10,132	12,293
Amortization of intangible assets	203	233	413	487
Restructuring and other charges	37	38	49	122
Goodwill impairment	-	19,114	-	19,114
Total operating expenses	12,047	33,754	23,711	47,689

Loss from operations	(1,751)	(22,718)	(2,022)	(24,559)
Interest and other expense, net	(484)	(246)	(856)	214

Loss from continuing operations before income taxes	(2,235)	(22,964)	(2,878)	(24,345)
Provision(benefit) for income taxes	(390)	16,905	(489)	16,630

Loss from continuing operations	(1,845)	(39,869)	(2,389)	(40,975)
Gain(loss) from discontinued operations, net of income taxes	8	(1,580)	(70)	(1,665)

Net loss	$(1,837)	$(41,449)	$(2,459)	$(42,640)

Loss per share - basic
Loss from continuing operations	$(0.05)	$(1.09)	$(0.07)	$(1.12)
Loss from discontinued operations	0.00	(0.04)	(0.00)	(0.04)
	$(0.05)	$(1.13)	$(0.07)	$(1.16)
Loss per share - diluted
Loss from continuing operations	$(0.05)	$(1.09)	$(0.07)	$(1.12)
Loss from discontinued operations	0.00	(0.04)	(0.00)	(0.04)
	$(0.05)	$(1.13)	$(0.07)	$(1.16)
Weighted average shares outstanding
Weighted average shares outstanding - basic	36,887	36,665	36,877	36,652
Dilutive effect of stock options	-	-	-	-
Weighed average shares outstanding - diluted	36,887	36,665	36,877	36,652

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	July 3,	January 2,
	2010	2010
ASSETS
Current assets
Cash and cash equivalents	$2,392	$5,843
Accounts receivable, net	22,956	22,605
Inventories	30,303	30,378
Assets of discontinued operations	-	12,624
Deferred income taxes	243	243
Other current assets	2,649	2,598
Total current assets	58,543	74,291

Property, plant and equipment, net	22,699	24,307
Intangible assets, net	4,585	4,316
Deferred income taxes	1,593	1,140
Other noncurrent assets	1,216	481

Total assets	$88,636	$104,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$11,184	$17,910
Accounts payable	11,840	9,887
Accrued expenses	5,257	8,049
Deferred revenue	5,558	6,497
Liabilities of discontinued operations	-	5,203
Total current liabilities	33,839	47,546

Other long-term liabilities	122	141

Total liabilities	33,961	47,687

Stockholders' equity
Preferred stock	-	-
Common stock	368	368
Additional paid-in capital	121,297	120,005
Accumulated other comprehensive loss	(4,816)	(3,810)
Accumulated deficit	(62,174)	(59,715)
Total stockholders' equity	54,675	56,848

Total liabilities and stockholders' equity	$88,636	$104,535

PRESSTEK, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)
	Q2 2009	Q1 2010	Q2 2010
Key Units
DI Presses (Excludes QMDI)	11	17	8
CTP Platesetters (Excludes DPM)	21	16	15

Product Revenue - Growth Portfolio
DI Presses (Excludes QMDI)	$3,732	$4,792	$2,709
DI Kits
Presstek Branded DI Plates	4,301	4,255	4,477
Total DI Revenue	8,033	9,047	7,186

Thermal CTP Platesetters (Excludes DPM)	1,505	992	1,018
Thermal CTP Plates	3,678	3,766	3,959
Total CTP Revenue	5,183	4,758	4,978

Total Product Revenue - Growth	13,216	13,805	12,164

Product Revenue - Traditional Portfolio
QMDI Platform	2,987	2,853	2,456
Polyester CTP Platform	3,178	3,230	3,136
Other DI Plates	1,128	1,288	1,151
Conventional/Other	6,608	7,139	6,861
Total Product Revenue - Traditional	13,901	14,510	13,604

Gross Product Revenue	27,117	28,315	25,768

Installation Transfer	(793)	(427)	(303)

Net Product Revenue	26,324	27,888	25,465

Service Revenue	7,186	6,603	6,142

Total Revenue	$33,510	$34,491	$31,607

Gross Product Revenue Components %
Growth	48.7%	48.8%	47.2%
Traditional	51.3%	51.2%	52.8%

Geographic Revenues (Origination)
North America	$26,076	$26,894	$24,145
Europe	7,434	7,597	7,461
Consolidated	$33,510	$34,491	$31,607

Gross Margin
Equipment	0.9%	4.6%	-10.8%
Consumables	43.5%	44.9%	46.4%
Service	25.3%	21.9%	19.5%
Consolidated	32.9%	33.0%	32.6%

Operating Expenses excluding Special Charges
Total Operating Expenses	$33,754	$11,664	$12,047
less: Restructuring and Other Charges	38	12	37
less: Goodwill Impairment	19,114	0	0
Operating Expenses excluding Special Charges (a)	$14,602	$11,652	$12,010

Adjusted EBITDA
Net income (loss) from continuing operations	$(39,869)	$(544)	$(1,845)
Add back:
Interest	110	297	250
Tax charge (benefit)	16,905	(99)	(390)
Depreciation and amortization	1,150	1,293	1,267
Impairment / Other non-cash charges	19,114	-	-
Non cash portion of equity compensation	505	811	976
Restructuring and other charges	38	12	37
Adjusted EBITDA (a)	$(2,047)	$1,770	$295

Working Capital
Total current assets	$73,994	$57,587	$58,543
Current liabilities	48,937	32,563	33,839
Working capital	25,057	25,024	24,704
Add back short-term debt
Current portion of long-term debt	1,644	-	-
Line of credit	15,948	8,849	11,184
Working capital excluding debt (a)	$42,649	$33,873	$35,888

Debt net of cash
Current portion of long-term debt	$1,644	$-	$-
Line of credit	15,948	8,849	11,184
Total debt	17,592	8,849	11,184
Cash	4,453	3,477	2,392
Debt net of cash (a)	$13,139	$5,372	$8,792

Days Sales Outstanding	69	57	62

Days Inventory Outstanding	105	78	85

Capital Expenditures	$238	$574	$104

Employees	608	515	518

a.   Operating expenses excluding special charges, Adjusted EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and other non-recurring charges (credits)]; Working capital excluding debt; and Debt net of cash are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Presstek's management believes that Adjusted EBITDA and Operating expenses excluding special charges provide meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.   Presstek's management believes that Working capital excluding debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.  Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the tables above.

PRESSTEK, INC.
Reconciliation of GAAP amounts to Non-GAAP amounts
(Dollar amounts in thousands)

	Three months ended
	July 3, 2010	July 4, 2009

Operating Loss	$(1,751)	$(22,718)
Add Back:
Restructuring and other charges	37	38
Goodwill impairment	-	19,114

Operating Loss excluding special charges	$(1,714)	$(3,566)

Loss from continuing operations	$(1,845)	$(39,869)
Add Back:
Restructuring and other charges	37	38
Goodwill impairment	-	19,114
Deferred tax asset valuation allowance	-	16,776

Loss from continuing operations excluding special charges	$(1,808)	$(3,941)

Adjusted EBITDA	$295	$(2,047)
Add Back:
Cost of the IPEX tradeshow	416	-

Adjusted EBITDA excluding impact of IPEX tradeshow	$711	$(2,047)